SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report:  May 15, 1997
(Date of earliest event reported)

Commission File No. 33-72966




              The Prudential Home Mortgage Securities Company, Inc.
              -----------------------------------------------------



        Delaware                                         43-1490160
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)




7470 New Technology Way, Frederick, Maryland                            21703
--------------------------------------------                          ----------
   Address of principal executive offices                             (Zip Code)




                                 (301) 624-1700
               --------------------------------------------------
               Registrant's Telephone Number, including area code




              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

ITEM 5.  Other Events

          On May 8, 1997, The Prudential Home Mortgage Company, Inc. ("PHMC") entered into a definitive agreement to sell to Citicorp Mortgage, Inc. ("CMI") PHMC's rights, duties and obligations to service the mortgage loans (the "Mortgage Loans") underlying certain mortgage pass-through certificates representing interests in trusts formed by The Prudential Home Mortgage Securities Company, Inc. (the "Registrant") and by Securitized Asset Sales, Inc., an affiliate of the Registrant (such servicing rights, duties and obligations with respect to the Mortgage Loans underlying a series of mortgage pass-through certificates, the "Servicing"). CMI has, in turn, entered into definitive agreements to sell the Servicing with respect to the Mortgage Loans underlying specified series of mortgage pass-through certificates to Bank United or Glendale Federal Bank ("Glendale") contemporaneously with CMI's purchase of the related Servicing from PHMC. PHMC has been advised that both Bank United and Glendale are federal savings banks. The sale is scheduled to occur on May 30, 1997 (the "Servicing Sale Date"), subject to satisfaction of certain conditions.

          Sale of the Servicing with respect to the Mortgage Loans underlying a series of mortgage pass-through certificates is subject to the conditions established in the related pooling and servicing agreement. The Servicing may be sold, and PHMC released from its obligations under the related pooling and servicing agreement, if (i) the purchaser is qualified to service mortgage loans for the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, is satisfactory to the applicable trustee in the reasonable exercise of its judgment and executes and delivers to such trustee an agreement, in form and substance reasonably satisfactory to the trustee, assuming the rights and obligations of the servicer under such pooling and servicing agreement, and (ii) each rating of the mortgage pass-through certificates by the applicable rating agency in effect immediately prior to such sale would not be qualified, downgraded or withdrawn and the related pass-through certificates would not be placed on credit review status as a result of the sale. It is expected that CMI and, as applicable, Bank United and Glendale will meet the requirements of the related pooling and servicing agreements, deliver acceptable agreements assuming the duties thereunder to the trustee and be acceptable to the trustee and that the rating agencies will provide the required confirmation as to the status of the ratings of the certificates.

          On May 7, 1996 PHMC's mortgage origination, servicing and secondary marketing operations were acquired by Norwest Mortgage, Inc. ("Norwest Mortgage") and certain affiliates. Since that date, the Mortgage Loans have been subserviced for PHMC by Norwest Mortgage pursuant to a Subservicing Agreement entered into among Norwest Mortgage, PHMC and The Prudential Insurance Company of America ("Prudential") (the "Subservicing Agreement") and certain duties with respect to the administration and disposition of real estate acquired in foreclosure have been performed for PHMC by Prudential Residential Services, Limited Partnership, an affiliate of PHMC and the Registrant, pursuant to a Servicing and Subservicing Asset Recovery Agreement (the "PAR Agreement"). On the Servicing Sale Date, CMI will assume PHMC's and Prudential's rights, duties and obligations under the Subservicing Agreement and the PAR Agreement. The Mortgage Loans are expected to be subserviced by Norwest Mortgage pursuant to the Subservicing Agreement for at least several months after the Servicing Sale Date.

          There can be no assurance that the sale of the Servicing will be completed or, if completed, the date on which the sale will occur or, if it occurs, the date on which CMI or, as applicable, Bank United or Glendale will begin performing the direct servicing functions with respect to the Mortgage Loans underlying any series of mortgage pass-through certificates nor can there be any assurance that the new servicer will service such Mortgage Loans in a manner identical to that of PHMC prior to May 7, 1996 or that of Norwest Mortgage from May 7, 1996 to the date of the transfer of the Servicing. The new servicer will be required to service the applicable Mortgage Loans in accordance with the pooling and servicing agreement applicable to the series of mortgage pass-through certificates representing interests in such Mortgage Loans.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    THE PRUDENTIAL HOME MORTGAGE
                                                      SECURITIES COMPANY, INC.

May 15, 1997                                            /s/ John Critchfield
                                                        --------------------
                                                        John Critchfield
                                                        Vice President